UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

AMERILITHIUM CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-155059	61-1604254
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

871 Coronado Center Drive, Suite 200

Henderson, NV 89052

(Address of principal executive offices)

(702) 583-7790

(Registrant’s telephone number, including area code)

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 17, 2012, Amerilithium Corp.’s (the “Company”) independent registered public accounting firm contacted the Company regarding a potential misstatement in the Company’s 2011 annual financial statements.  On May 18, 2012, the Company’s sole member of the board of directors (the “Board”) and executive officer, after consultation with Company’s independent registered public accounting firm, concluded that the following financial statements contained material misstatements: (i) the Company’s audited financial statements for the year ended December 31, 2011, filed in an annual report on Form 10-K with the U.S. Securities and Exchange Commission (the “SEC”) on April 4, 2012; and (ii) the Company’s unaudited financial statements for the period ended September 30, 2011, filed in a quarterly report on Form 10-Q with the SEC on November 18, 2011. The foregoing financial statements contained material misstatements pertaining to the Company’s calculation of the discounts on the Company’s convertible debentures and associated interest accruals.

The following table represents the effects of the restated statements as of December 31, 2011:

	Restated	Original
	12/31/2011	12/31/2011
Sales	-	-

Loss	(992,711)	(844,074)

Common Stock	71,724	71,724

Paid in Surplus	9,387,467	9,120,227

Retained Deficit	(2,204,186)	(2,055,549)

Earnings Per Share	(0.0143)	(0.0121)

The Company has reviewed its accounting policies and procedures on May 18, 2012, determined that for all periods referenced above, the balance sheets,  statements of operations, stockholders’ equity and cash flows will need to be restated for the categories described above and therefore should not be relied upon.

The Board has discussed the foregoing matters with the Company’s independent registered public accounting firm and has authorized and directed the officers of the Company to take the appropriate and necessary actions to restate its audited financial statements for the year ended December 31, 2011, and its unaudited financial statements for the quarter September 30, 2011, respectively, by filing amendments as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERILITHIUM CORP.

May 21, 2012	By:	/s/ Matthew Worrall
Name: Matthew Worrall
Title: Chief Executive Officer